SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-A/A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                             Creditrust Corporation
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             (Exact name of registrant as specified in its charter)


                               Maryland 52-1754916
    (State of incorporation or organization) IRS Employer Identification No.


             7000 Security Boulevard, Baltimore, Maryland 21244-2543
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  (Address of principal executive offices)                (Zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities  Act  registration  statement file number to which this Form relates:
333-50103


Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of class)



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Item 1:    Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the final Prospectus filed pursuant to Rule 424(b) on July 30, 1998 (File No. 333-50103) (the "Registration Statement on Form S-1"), is incorporated herein by reference.

Item 2:    Exhibits.

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     1. Amended and Restated Articles of Incorporation of the Registrant, as amended and filed with the Maryland State Department of Assessments and Taxation on July 29, 1998 are filed herewith.

     2. By-Laws of the Registrant, as amended on July 27, 1998 are filed herewith.

     3. Specimen Common Stock Certificate, incorporated herein by reference, to Exhibit 4.1 of the Registration Statement on Form S-1.


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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CREDITRUST CORPORATION



                                      By:     /s/  Joseph K. Rensin
                                         -----------------------------
                                         Joseph K. Rensin
                                         Chairman and Chief Executive Officer

Date:  August 3, 1998
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